Exhibit 8.1
LIST OF SIGNIFICANT SUBSIDIARIES
The following is a list of ArcelorMittal’s operating subsidiaries as of December 31, 2018, each wholly- or majority-owned directly or indirectly through intermediate holding companies

Name of Subsidiary	Abbreviation	Country
NAFTA
ArcelorMittal Dofasco G.P.	ArcelorMittal Dofasco	Canada
ArcelorMittal México S.A. de C.V.	ArcelorMittal Mexico	Mexico
ArcelorMittal USA LLC	ArcelorMittal USA	USA
ArcelorMittal Long Products Canada G.P.	ArcelorMittal Long Products Canada	Canada

Brazil and neighboring countries ("Brazil")
ArcelorMittal Brasil S.A.	ArcelorMittal Brasil	Brazil
Acindar Industria Argentina de Aceros S.A.	Acindar	Argentina

Europe
ArcelorMittal Atlantique et Lorraine S.A.S.	ArcelorMittal Atlantique & Lorraine	France
ArcelorMittal Belgium N.V.	ArcelorMittal Belgium	Belgium
ArcelorMittal España S.A.	ArcelorMittal España	Spain
ArcelorMittal Flat Carbon Europe S.A.	AMFCE	Luxembourg
ArcelorMittal Galati S.A.[1]	ArcelorMittal Galati	Romania
ArcelorMittal Poland S.A.	ArcelorMittal Poland	Poland
ArcelorMittal Eisenhüttenstadt GmbH	ArcelorMittal Eisenhüttenstadt	Germany
ArcelorMittal Bremen GmbH	ArcelorMittal Bremen	Germany
ArcelorMittal Méditerranée S.A.S.	ArcelorMittal Méditerranée	France
ArcelorMittal Belval & Differdange S.A.	ArcelorMittal Belval & Differdange	Luxembourg
ArcelorMittal Hamburg GmbH	ArcelorMittal Hamburg	Germany
ArcelorMittal Ostrava a.s.[1]	ArcelorMittal Ostrava	Czech Republic
ArcelorMittal Duisburg GmbH	ArcelorMittal Duisburg	Germany
ArcelorMittal International Luxembourg S.A.	ArcelorMittal International Luxembourg	Luxembourg
ArcelorMittal Italia S.p.A.[2]	ArcelorMittal Italia	Italy

Africa and Commonwealth of Independent States ("ACIS")
ArcelorMittal South Africa Ltd.	ArcelorMittal South Africa	South Africa
JSC ArcelorMittal Temirtau	ArcelorMittal Temirtau	Kazakhstan
PJSC ArcelorMittal Kryvyi Rih	ArcelorMittal Kryvyi Rih	Ukraine

Mining
ArcelorMittal Mining Canada G.P. and ArcelorMittal Infrastructure Canada G.P.	ArcelorMittal Mines and Infrastructure Canada	Canada
ArcelorMittal Liberia Ltd	ArcelorMittal Liberia	Liberia
JSC ArcelorMittal Temirtau	ArcelorMittal Temirtau	Kazakhstan
PJSC ArcelorMittal Kryvyi Rih	ArcelorMittal Kryvyi Rih	Ukraine

1.	ArcelorMittal Galati S.A. and ArcelorMittal Ostrava a.s. were classified as held for sale as of December 31, 2018.

2.
On November 1, 2018, ArcelorMittal completed the acquisition of Ilva S.p.A. subsequently renamed ArcelorMittal Italia S.p.A. See "Item 4.A—Information on the Company—History and development of the Company—Key transactions and events in 2018."